CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 20, 2002, relating to the financial statements and financial highlights which appears in the December 31, 2001 Annual Report to Shareholders of the Appleton Funds, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Auditor", "Auditors" and "Statement of Assets and Liabilities" in such Registration Statement.


PricewaterhouseCoopers LLP

Columbus, Ohio
April 30, 2002